November 2026

Earnings Presentation | Q3'26 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our operating results and financial position; anticipated future expenses, including our financial outlook, and investments; expectations regarding our liquidity, capital resources, indebtedness, financing arrangements and ability to obtain additional capital or financing; expectations relating to certain of our key financial and operating metrics; our business strategy and plans, including expectations related to our full-stack end-to-end marketplace and super app strategy; expectations relating to legal and regulatory proceedings; expectations relating to our industry, the regulatory environment, market conditions, trends, and growth; expectations relating to customer behaviors and preferences; our market position; potential market opportunities; and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, among others: our ability to successfully execute our business and growth strategy and generate future profitability; market acceptance of our products and services; our ability to further penetrate our existing customer base and expand our customer base; our ability to develop new products and services and achieve customer adoption of them; our ability to obtain applicable regulatory approvals; the success or anticipated timing of any acquisitions, partnerships, or investments that we enter into; the possibility of adverse developments in pending litigation; the risk that the outcome of currently ongoing and potential future regulatory litigation and/or enforcement actions, as well as potential changes in federal or state law, could immediately or subsequently prevent us from offering, or continuing to offer, sports contracts or event contracts altogether; the effects of increased competition in our markets; our ability to stay in compliance with applicable laws and regulations; stock price fluctuations; market conditions across the cryptoeconomy, including crypto price volatility; and general market, political, and economic conditions, including interest rate fluctuations, inflation, tariffs, instability in the global banking system, economic downturns, and other global events, including regional wars and conflicts and government shutdowns. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from anticipated results is included, or will be included, in filings we make with the Securities and Exchange Commission from time to time, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. Key Performance Metrics This presentation includes key performance metrics that our management uses to help evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance metrics include certain metrics, such as MTUs, Trading Volume, and Assets on Platform. Definitions of these key performance metrics can be found in the footnotes to this presentation. For more information and a more detailed discussion of our Key Performance Metrics, refer to the filings we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026. Market and Industry Data This presentation may include market and industry data, forecasts, and other statistical information. Unless otherwise indicated, information concerning the Company’s industry and the markets in which it operates, including general expectations, market position, market opportunity, and market size, are based on management’s knowledge and experience in the markets in which the Company operates, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our users, trade and business organizations, and other contacts in the markets in which the Company operates. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from internal research. In presenting this information, the Company has made certain assumptions that it believes to be reasonable based on such data and other similar sources and on the Company’s knowledge of, and experience to date in, the markets in which the Company operates. While the Company believes the estimated market and industry data included in this presentation is reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which the Company operates are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by third parties and the Company. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates. Trademarks “Gemini” and the Gemini logo are registered trademarks of Gemini Space Station, Inc. and/or its respective affiliates and subsidiaries. All other names are trademarks and/or registered trademarks of their respective owners. This presentation includes financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). This presentation also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents. For example, the Company’s definitions of non-GAAP financial measures may differ from non-GAAP financial measures used by other companies. For a description of the non-GAAP financial information included herein, see the Appendix to this presentation. A reconciliation to the most directly comparable GAAP measure is set forth in the Appendix to this presentation. Non-GAAP Financial Measures 2

Earnings Presentation | Q3'26 Q3’26 Highlights Total Revenue $41M Y/Y: (19)% | $(10)M Q/Q: (10)% | $(5)M Transaction Revenue $16M Y/Y: (40)% | $(10)M Q/Q: (10)% | $(2)M Services Rev. & Interest Income $23M Y/Y: (1)% | $(0.1)M Q/Q: (10)% | $(3)M Operating Expenses $120M Y/Y: (30)% | $(52)M Q/Q: (2)% | $(3)M Adj. EBITDA(1) $(12)M Y/Y: Losses narrowed 78% | $41M Q/Q: Losses narrowed 84% | $62M MTUs(3) 577K Y/Y: (2)% | (10)K Q/Q: (1)% | (3)K [1] We define Adjusted EBITDA as net income (loss), adjusted to exclude provision for (benefit from) income taxes, interest expense, depreciation and amortization, stock-based compensation expense, impairment, restructuring charges, non-recurring legal contingencies, settlement and related costs, change in fair value on related party convertible notes, change in fair value on related party loans, gain on conversion of convertible notes and term loans, and unrealized foreign exchange loss (gain). Adjusted EBITDA is a non-GAAP financial measure. See the Appendix to this presentation for more information and a reconciliation to the most directly comparable GAAP measure. [2] We define Adjusted Operating Loss as operating loss, adjusted to exclude depreciation and amortization, stock-based compensation, impairment, restructuring charges, and non-recurring legal contingencies, settlement and related costs. Adjusted Operating Loss is a non-GAAP financial measure. See the Appendix to this presentation for more information and a reconciliation to the most directly comparable GAAP measure. [3] MTUs is defined as any retail or institutional user who has engaged in any revenue-generating activity or whose account otherwise generated revenue for the Company in the trailing thirty days. MTUs presented for a quarter represent the MTUs as of the last day of the respective quarter. Numbers presented are as of the third quarter of 2026. Credit Card Revenue $16M Y/Y: 82% | $7M Q/Q: (4)% | $(1)M Adj. Operating Loss(2) $(39)M Y/Y: Losses narrowed 42% | $28M Q/Q: Losses narrowed 21% | $10M 3

Earnings Presentation | Q3'26 1 Delivering on operational discipline with Q3'26 total operating expenses down 30% year-over-year and 2% sequentially, the third consecutive sequential decline; Adjusted Operating Loss1 narrowed for the fourth consecutive quarter 2 Extending the regulated derivatives stack to distribution partners, with our clearinghouse3 clearing event contracts traded on our DCM2 since August, and active discussions with other trading platforms seeking regulated access to derivatives4 3 Growing Gemini Predictions with revenue up 52% quarter-over-quarter and 35K+ prediction traders5 since launch; custom Combos now live for trading 4 Reinforcing our foundation of security and trust with MPC infrastructure now standard for every new Gemini Custody® account and exchange balances 5 Opening the platform to developers and AI agents with Gemini MCP now available on major AI platforms and a rebuilt developer platform enabling agentic trading across our products Recent Business & Financial Highlights [1] We define Adjusted Operating Loss as operating loss, adjusted to exclude depreciation and amortization, stock-based compensation, impairment, restructuring charges, and non-recurring legal contingencies, settlement and related costs. Adjusted Operating Loss is a non-GAAP financial measure. See the Appendix for a reconciliation to the most directly comparable GAAP measure. [2] Operating under CFTC DCM and DCO licenses held by our regulated subsidiaries, Gemini Titan, LLC and Gemini Olympus, LLC. [3] Event contracts are currently cleared by Gemini Olympus, LLC. [4] Offering additional derivatives, including margined products such as futures and perpetual futures, is subject to CFTC approval and applicable U.S. regulatory frameworks and law. Discussions with other counterparties are subject to negotiation and may not materialize. See our Forward-Looking Statements Disclaimer for risks and uncertainties. [5] Defined as the total cumulative unique number of users that have executed a trade on our prediction marketplace since launch in December 2025. Figure as of Nov 1, 2026. 4

Earnings Presentation | Q3'26 Q3 operating expenses declined for a third consecutive quarter Operating Expenses In $mm Lower employee costs Compensation excluding SBC fell 15% sequentially to $23.7M. Quarterly expense drivers Transaction losses fell $9.5M, while SBC increased $12.4M sequentially. Continued cost discipline Total OpEx of $119.9M declined 2% sequentially and 30% year-over-year. 5 [1] FTE headcount numbers as of period end. FTE:1 557 618 515 561 639 639 682 662 446 410 397 Stock-based comp

Earnings Presentation | Q3'26 Credit card revenue Card revenue of $15.5M grew 82% year-over-year and declined 4% sequentially. Services and interest mix Services revenue and interest income totaled $23.3M, down 10% sequentially and 1% year-over-year. Lower advisory fees drove most of the sequential decline. Mix1 held at 59% of net revenue, up from 47% a year ago. Services revenue and interest income held at 59% of net revenue Services Revenue and Interest Income In $mms [1] Mix represents services revenue and interest income divided by net revenue. Net revenue excludes corporate interest and other income. 6

Predictions revenue up 52% sequentially in Q3, with record retention so far in Q4

GEMINI



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Q3 Highlights

- Predictions revenue of $0.8M, up 52% quarter-over-quarter
- Combos launched for customers
- Derivatives clearinghouse now live, clearing every Gemini event contract

October update

- Average daily traders up ~50% vs the Q3 average
- Monthly retention reached its highest level since launch, about 1.5x the Q1 average
- Nearly a third of new prediction traders were new to Gemini, more than double the Q3 rate

What we're building

- *Social trading*: trader profiles and social groups
- *Predictions in ActiveTrader*: pro terminal across crypto and event contracts

350M+
Event Contracts Traded[1,2]

35K+
Prediction Traders[2,3]

275+
CFTC product and rule filings[2,4]

[1] Event Contracts Traded is the total number of event contracts bought or sold on our prediction marketplace during the period. Each contract can be traded at $0.01 increments up to $1 and is worth $1 upon settlement.
[2] Represents total cumulative amount since launch of Gemini Predictions in December 2025. As of Nov 1, 2026.
[3] Prediction Traders represents the number of unique users that have executed a trade on our prediction marketplace.
[4] CFTC product and rule filings means the number of filings submitted to the CFTC under Regulation 40.2 and Regulation 40.6.

Earnings Presentation | Q3'26 7

Earnings Presentation | Q3'26 Appendix 8

GEMINI

Key Performance Metrics

USERS (000s)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Monthly Transacting Users [1]	587	601	589	580	577	(1%)	(2%)
Lifetime Transacting Users [2]	1,605	1,671	1,680	1,718	1,728	1%	8%

TRADING VOLUME ($B) [3]	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Retail	1.8	1.6	1.3	0.7	0.6	(14%)	(67%)
Institutional	14.6	9.9	5.0	3.1	3.9	26%	(73%)
Total trading volume	**16.4**	**11.5**	**6.3**	**3.8**	**4.5**	**18%**	**(73%)**

TRADING VOLUME ($B) [3]	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Bitcoin	5.6	5.0	3.3	2.0	1.6	(20%)	(71%)
Ether	6.8	3.0	1.3	0.5	0.6	20%	(91%)
Other	4.0	3.5	1.7	1.3	2.3	77%	(43%)
Total trading volume	**16.4**	**11.5**	**6.3**	**3.8**	**4.5**	**18%**	**(73%)**

EXCHANGE REVENUE ($ thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Retail	22,557	21,124	14,855	10,948	9,884	(10%)	(56%)
Institutional	2,595	3,379	2,317	1,549	3,522	127%	36%
Total exchange revenue	**25,152**	**24,503**	**17,172**	**12,497**	**13,406**	**7%**	**(47%)**

ASSETS ON PLATFORM ($B) [4]	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Bitcoin	14.4	10.1	7.0	5.5	7.6	38%	(47%)
Ether	4.5	3.1	2.1	1.3	2.3	77%	(49%)
Other crypto	1.8	2.2	1.5	1.2	3.0	150%	67%
Customer custodial fiat assets	0.6	0.5	0.5	0.4	0.5	25%	(17%)
Total assets on platform	**21.3**	**15.9**	**11.1**	**8.4**	**13.4**	**60%**	**(37%)**

[1] We define MTU as any retail or institutional user who has engaged in any revenue-generating activity or whose account otherwise generated revenue for the Company in the trailing thirty days. MTUs presented for a quarter represent the MTUs as of the last dayof the respective quarter.
[2] We define LTUs as the cumulative number of unique MTUs who have ever transacted on our platform and continue to maintain an open account, measured since inception.
[3] We define Trading Volume as the total U.S. dollar equivalent value of spot matched trades transacted between a buyer and seller through our platform during the period of measurement, including trades in which our affiliated market maker is a counterparty.
[4] We define Assets on Platform as the total value of assets held on our platform and includes digital assets in custody, staking, and exchange products, user custodial fiat, and GUSD reserve assets.

Earnings Presentation | Q3'26 9

Earnings Presentation | Q3'26 Revenue 10 TOTAL REVENUE ($ thousands) Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q/Q Y/Y Transaction revenue Exchange 25,152 24,503 17,172 12,497 13,406 7% (47%) OTC 1,065 2,208 6,325 4,709 1,700 (64%) 60% Predictions - - 444 524 796 52% NM Other transaction revenue 120 (2) 23 21 - (100%) (100%) Total transaction revenue 26,337 26,709 23,964 17,751 15,902 (10%) (40%) Services revenue Credit card revenue 8,532 15,958 14,700 16,178 15,548 (4%) 82% Staking revenue 5,883 5,095 2,137 4,026 4,164 3% (29%) Advisory fee revenue 2,098 2,710 2,710 2,709 612 (77%) (71%) Custodial fee revenue 2,825 2,174 1,868 618 854 38% (70%) Other services revenue 592 606 400 100 NM (83%) Total services revenue 19,930 26,543 21,815 23,531 21,278 (10%) 7% Interest income 3,508 3,152 2,799 2,422 2,023 (16%) (42%) Net Revenue 49,775 56,404 48,578 43,704 39,203 (10%) (21%) Corporate interest and other income 843 3,939 1,694 1,771 1,678 (5%) 99% Total revenue 50,618 60,343 50,272 45,475 40,881 (10%) (19%)

GEMINI

Expense Segmentation

OPERATING EXPENSES ($ thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Salaries and compensation	**82,523**	**72,248**	**65,428**	**48,223**	**56,376**	**17%**	**(32%)**
Employee compensation, benefits and personnel-related costs	*36,772*	*36,251*	*34,766*	*27,919*	*23,706*	*(15%)*	*(36%)*
Stock-based compensation (SBC)	*45,751*	*35,997*	*24,178*	*20,304*	*32,670*	*61%*	*(29%)*
Severance	-	-	*6,484*	-	-	*NM*	*NM*
Technology	**20,317**	**22,337**	**22,090**	**18,758**	**19,551**	**4%**	**(4%)**
General and administrative	**19,335**	**24,895**	**21,680**	**20,585**	**19,804**	**(4%)**	**2%**
Transaction losses	**7,693**	**5,965**	**11,090**	**20,147**	**10,615**	**(47%)**	**38%**
Provision for expected credit losses (credit cards)	*2,843*	*2,750*	*4,560*	*16,062* [1]	*9,162*	*(43%)*	*222%*
Credit card fraud reserve	-	-	*4,083*	-	-	*NM*	*NM*
ACH and other transaction losses	*4,850*	*3,215*	*2,447*	*4,085*	*1,453*	*(64%)*	*(70%)*
Sales and marketing	**32,926**	**39,043**	**19,071**	**8,818**	**8,271**	**(6%)**	**(75%)**
Marketing acquisition, brand spend, and other	*20,185*	*17,899*	*7,684*	*107*	*705*	*559%*	*(97%)*
Credit card rewards and marketing promotional and referral incentives	*12,741*	*21,144*	*11,387*	*8,711*	*7,566*	*(13%)*	*(41%)*
Transaction processing	**8,617**	**7,256**	**5,101**	**5,885**	**5,287**	**(10%)**	**(39%)**
Total Operating Expenses	**171,411**	**171,744**	**144,460**	**122,416**	**119,904**	**(2%)**	**(30%)**

[1] Approximately $10 million of Q2'26 provision for credit losses is attributable to accounts originated in Q1'26 that are associated with an identified fraud-related activity.

Earnings Presentation | Q3'26 11

GEMINI

Card Economic Details

(In thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26	Q/Q	Y/Y
Card Measures							
Card MTUs [1]	90	113	114	106	102	(4%)	13%
Card Transaction Volume [2]	356,852	588,417	520,449	487,847	436,922	(10%)	22%
Card Receivables [3]	150,627	219,946	218,064	219,572	202,151	(8%)	34%
Credit Card Revenue	**8,532**	**15,958**	**14,700**	**16,178**	**15,548**	**(4%)**	**82%**
Interchange Revenue	*7,274*	*11,796*	*10,258*	*9,735*	*8,738*	*(10%)*	*20%*
Interest Income	*2,720*	*4,524*	*5,804*	*6,478*	*6,680*	*3%*	*146%*
Fees owed to issuing bank & other, net	*(1,462)*	*(362)*	*(1,362)*	*(35)*	*130*	*(471%)*	*(109%)*
Less: interest expense on funding debt	(314)	(1,163)	(2,495)	(2,553)	(2,427)	(5%)	673%
Less: crypto rewards	(6,075)	(12,278)	(8,423)	(8,168)	(7,330)	(10%)	21%
Pre-provision net revenue (PPNR)[4]	**2,143**	**2,517**	**3,782**	**5,457**	**5,791**	**6%**	**170%**
Less: provision for credit losses	(2,843)	(2,750)	(8,643)	(16,062)[5]	(9,162)	(43%)	222%
PPNR less provision for credit losses	(700)	(233)	(4,861)	(10,605)	(3,371)	(68%)	382%
Managed card portfolio metrics							
Charge-offs	1,141	1,652	1,976	3,425	11,547	237%	912%
30+ DPD / receivables	2.7%	2.7%	3.8%	9.4%	6.0%	(36%)	122%
Fraud 30+ DPD / receivables			1.0%	6.1%	2.6%	(57%)	NM
Non-fraud 30+ DPD / receivables			2.8%	3.3%	3.4%	3%	NM

[1] Card MTUs is defined as a cardholder who has engaged in any card related revenue-generating activity, including a card payment transaction or card revolving balance, in the trailing thirty days. Card MTUs presented for a quarter represent the Card MTUs as of the last day of the last month in the respective quarter.
[2] Card Transaction Volume is defined as the aggregate dollar amount of purchase transactions initiated through the Gemini Credit Card during the reporting period, inclusive of domestic and international spend.
[3] Card Receivables is defined as the outstanding principal balance owned by Gemini at the end of the reporting period.
[4] We define PPNR as credit card net revenue, less interest expense on funding debt and less crypto rewards expense. PPNR is a non-GAAP financial measure. See the Appendix to this presentation for more information and a reconciliation to the most directly comparable GAAP measure.
[5] Approximately $10 million of Q2'26 provision for credit losses is attributable to accounts originated in Q1'26 that are associated with an identified fraud-related activity.

Earnings Presentation | Q3'26 12

Earnings Presentation | Q3'26 13 Adjusted EBITDA Reconciliation [1] Includes impairment charges in connection with the restructuring of $1.3 million. ADJUSTED EBITDA ($000s) Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q/Q Y/Y Net Loss (159,514) (140,823) (108,978) (107,724) (58,634) (46%) (63%) Adjusted to exclude the following: Provision for (benefit from) income taxes (1,186) 135 21 22 1 (95%) (100%) Depreciation and amortization 7,672 7,534 7,482 7,298 7,346 1% (4%) Interest expense 22,816 10,782 7,598 7,076 7,031 (1%) (69%) Stock-based compensation 45,751 35,997 24,178 20,304 32,670 61% (29%) Impairment - 650 - - - NM NM Restructuring charges - - 7,866 - - NM NM Non-recurring legal contingencies, settlements, and related costs - - 424 - - NM NM Change in fair value on related party convertible notes 8,178 - - - - NM NM Change in fair value on related party loans 24,989 - - - - NM NM Non-recurring gain related to conversion of convertible notes and term loans - (5,841) - - - NM NM Unrealized foreign exchange loss (gain) (1,087) (591) 1,484 (1,010) (4) (100%) (100%) Adjusted EBITDA (52,381) (92,157) (59,925) (74,034) (11,590) (84%) (78%) 1

Earnings Presentation | Q3'26 Expense Outlook - 2026 Guidance Key Metric Period Outlook Compensation ex SBC FY 2026 15-20% reduction excluding restructuring costs Stock-based Compensation FY 2026 $100-105 million excluding restructuring costs Technology + G&A FY 2026 $160-170 million Marketing ex Rewards and Promotions FY 2026 7%-10% of revenue dependent on market opportunities 14

Earnings Presentation | Q3'26 15 Adjusted Operating Loss Reconciliation [1] Includes impairment charges in connection with the restructuring of $1.3 million. ADJUSTED OPERATING LOSS ($000s) Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q/Q Y/Y Operating Loss (120,793) (111,401) (94,188) (76,941) (79,023) 3% (35%) Adjusted to exclude the following: Depreciation and amortization 7,672 7,534 7,482 7,298 7,346 1% (4%) Stock-based compensation 45,751 35,997 24,178 20,304 32,670 61% (29%) Impairment - 650 - - - NM NM Restructuring charges - - 7,866 - - NM NM Non-recurring legal contingencies, settlements, and related costs - - 424 - - NM NM Adjusted Operating Loss (67,370) (67,220) (54,238) (49,339) (39,007) (21%) (42%) 1

Earnings Presentation | Q3'26 16 Credit Card: Pre-Provision Net Revenue Reconciliation PRE-PROVISION NET REVENUE ($000s) Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Q/Q Y/Y Credit card net revenue 8,532 15,958 14,700 16,178 15,548 (4%) 82% Adjusted to exclude the following: Interest expense on funding debt (314) (1,163) (2,495) (2,553) (2,427) (5%) 673% Crypto rewards (6,075) (12,278) (8,423) (8,168) (7,330) (10%) 21% Pre-provision net revenue (PPNR) 2,143 2,517 3,782 5,457 5,791 6% 170%

Earnings Presentation | Q3'26 Adjusted EBITDA Management believes that Adjusted EBITDA, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating our performance. We use this non-GAAP measure internally to evaluate performance and to make financial, investment and operational decisions. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results and that this measure is useful for period-to-period comparisons of results. Management also believes that providing this non-GAAP measure helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such matters. We define Adjusted EBITDA as net income (loss), adjusted to exclude provision for (benefit from) income taxes, interest expense, depreciation and amortization, stock-based compensation expense, impairment, restructuring charges, non-recurring legal contingencies, settlement and related costs, change in fair value on related party convertible notes, change in fair value on related party loans, gain on conversion of convertible notes and term loans, and unrealized foreign exchange loss (gain). Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, on February 5, 2026, the Company announced its plans to wind down operations in the United Kingdom, European Union, other European jurisdictions, and Australia. As such, beginning with Q1 2026, Adjusted EBITDA also excludes related restructuring charges, which primarily relate to workforce reductions, lease exit costs, and other actions taken to streamline our operations and that we believe are unusual in nature and/or infrequent in occurrence and are not indicative of our ongoing operating activities. Adjusted Operating Loss Management believes that Adjusted Operating Loss, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating our operating performance and operating leverage. We use this non-GAAP measure to evaluate the efficiency of our cost structure, the relationship between revenue growth and operating expenses, and the progress of our ongoing operations. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results by removing the effects of non-cash and non-recurring items that are not indicative of our underlying operational performance, and that this measure is useful for period-to-period comparisons of results. Adjusted Operating Loss starts from operating loss, which excludes interest expense and changes in fair value of financial instruments reported within other income (expense). These items therefore require no adjustment in calculating Adjusted Operating Loss. We consider this measure useful for evaluating operating leverage and the underlying economics of our core business operations. We define Adjusted Operating Loss as operating loss, adjusted to exclude depreciation and amortization, stock-based compensation, impairment, restructuring charges, and non-recurring legal contingencies, settlement and related costs. Pre-Provision Net Revenue Management believes that Pre-Provision Net Revenue, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating the standalone economics of our credit card program. We use this non-GAAP measure internally to evaluate the revenue-generating capacity of the card portfolio prior to the impact of credit loss provisioning, which we view as a separate and distinct driver of card profitability that reflects portfolio seasoning dynamics rather than the underlying unit economics of the business. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to the card program's progress toward standalone profitability and that this measure is useful for period-to-period comparisons of results. We define Pre-Provision Net Revenue as credit card net revenue, less interest expense on funding debt, less crypto rewards expense. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other non-GAAP measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as a tool for comparison. A reconciliation of these non-GAAP measures are provided in this Appendix to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures included in this presentation, and not to rely on any single financial measure to evaluate our business. These non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. 17 Non-GAAP Financial Measures Adjusted EBITDA Management believes that Adjusted EBITDA, which is a measure not presented in accordance with GAAP, provides investors with additional useful information in evaluating our performance. We use this non-GAAP measure internally to evaluate performance and to make financial, investment and operational decisions. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results and that this measure is useful for period-to-period comparisons of results. Management also believes that providing this non-GAAP measure helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such matters. We define Adjusted EBITDA as net income (loss), adjusted to exclude provision for (benefit from) income taxes, interest expense, depreciation and amortization, stock-based compensation expense, impairment, restructuring charges, non-recurring legal contingencies, settlement and related costs, change in fair value on related party convertible notes, change in fair value on related party loans, gain on conversion of convertible notes and term loans, and unrealized foreign exchange loss (gain). Among other non-cash and non-recurring items, Adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. In addition, on February 5, 2026, the Company announced its plans to wind down operations in the United Kingdom, European Union, other European jurisdictions, and Australia. As such, beginning with the quarter ended March 31, 2026, Adjusted EBITDA also excludes related restructuring charges, which primarily relate to workforce reductions, lease exit costs, and other actions taken to streamline our operations and that we believe are unusual in nature and/or infrequent in occurrence and are not indicative of our ongoing operating activities. Adjusted Operating Loss Management believes that Adjusted Operating Loss, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating our operating performance and operating leverage. We use this non-GAAP measure to evaluate the efficiency of our cost structure, the relationship between revenue growth and operating expenses, and the progress of our ongoing operations. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to our operating results by removing the effects of certain non-cash items and other adjustments that management believes may obscure our underlying operational performance, and that this measure is useful for period-to-period comparisons of results. We define Adjusted Operating Loss as operating loss, adjusted to exclude depreciation and amortization, stock-based compensation, impairment, restructuring charges, and non-recurring legal contingencies, settlement and related costs. Management believes that Pre-Provision Net Revenue, which is a measure not presented in accordance with GAAP, may provide investors with additional useful information in evaluating the standalone economics of our credit card program. We use this non-GAAP measure internally to evaluate the revenue-generating capacity of the card portfolio prior to the impact of credit loss provisioning, which we view as a separate and distinct driver of card profitability that reflects portfolio seasoning dynamics rather than the underlying unit economics of the business. We believe that presentation of this non-GAAP measure provides investors with greater transparency with respect to the card program's progress toward standalone profitability and that this measure is useful for period-to-period comparisons of results. We define Pre-Provision Net Revenue as credit card net revenue, less interest expense on funding debt, less crypto rewards expense. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other non-GAAP measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as a tool for comparison. A reconciliation of these non-GAAP measures is provided in this Appendix to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures included in this presentation, and not to rely on any single financial measure to evaluate our business. These non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Pre-Provision Net Revenue

[1] Perpetuals not yet available. Availability and timing subject to, among other things, regulatory approval and applicable law. See the Forward-Looking Statements Disclaimer in this presentation. 1 1

Earnings Presentation | Q3'26 19